UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Company participated in a hearing before a NASDAQ Hearings Panel (the “Hearings Panel”) in connection with the Company’s late periodic filings, and, on December 1, 2016, the Company received a letter from NASDAQ’s Office of General Counsel stating that the Hearings Panel granted the Company’s request for additional time to file its delinquent reports with the Securities and Exchange Commission (“SEC”) and regain compliance with NASDAQ’s continued listing requirements until March 10, 2017.

The Company was not able to file all of its delinquent reports with the SEC and regain compliance with NASDAQ’s continued listing requirements by the deadline. On March 10, 2017, the Company received a letter from NASDAQ stating that trading of the Company’s common stock will be suspended at the opening of business on Tuesday, March 14, 2017. The letter also states that NASDAQ will file a Form 25 with the SEC to formally delist the Company’s securities from NASDAQ, to become effective ten days after filing.

The Company currently anticipates that its common stock will be quoted on the Pink OTC Markets Inc. system, referred to as the “pink sheets.” However, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the pink sheets.

The Company is working diligently to complete its previously announced restatement of prior period financial statements, transition to a new independent registered public accounting firm and conclude its 2015 and 2016 audits so that it will be in a position to bring its SEC filings up to date. The Company intends to seek to relist its common stock on NASDAQ or another national securities exchange as soon as possible once it becomes current in its reporting obligations. There can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to relist its common stock on NASDAQ or another national securities exchange.

On March 10, 2017, the Company issued a press release regarding the foregoing matters.  A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding the timing of the timing of the suspension and delisting of the Company’s common stock, the timing of the filing of the Company’s delinquent periodic reports with the SEC or the timing and ability of the Company to relist its common stock on NASDAQ or another national securities exchange. We caution you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the identification of additional errors in the restatement process, changes in the scope or focus of the accounting adjustments, the risk that additional information may arise prior to the expected filing with the SEC of the restated financial statements and the 2015 and 2016 financial statements or subsequent events that would require us to make adjustments. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.             Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated March 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: March 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 10, 2017